Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No.1 to the following Registration Statements pertaining to the 2011 Option Plan, Fourth Amended and Restated 2016 Share Option and Incentive Plan, Fifth Amended and Restated 2018 Employee Share Purchase Plan, and Non-Plan Share Options:

1)	Registration Statement (Form S-8 No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeOne Medicines Ltd.,
2)	Registration Statement (Form S-8 No. 333-214064) pertaining to the 2011 Option Plan of BeOne Medicines Ltd.,
3)	Registration Statement (Form S-8 No. 333-216885) pertaining to the 2016 Share Option and Incentive Plan of BeOne Medicines Ltd.,
4)	Registration Statement (Form S-8 No. 333-223319) pertaining to the 2016 Share Option and Incentive Plan, as amended, of BeOne Medicines Ltd.,
5)	Registration Statement (Form S-8 No. 333-225543) pertaining to the 2018 Employee Share Purchase Plan and the 2018 Inducement Equity Plan of BeOne Medicines Ltd.,
6)	Registration Statement (Form S-8 No. 333-228786) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan and the Second Amended and Restated 2018 Employee Share Purchase Plan of BeOne Medicines Ltd.,
7)	Registration Statement (Form S-8 No. 333-241697) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeOne Medicines Ltd.,
8)	Registration Statement (Form S-8 No. 333-266639) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeOne Medicines Ltd., and
9)	Registration Statement (Form S-8 No. 333-279980) pertaining to the Third Amended and Restated 2016 Share Option and Incentive Plan and the Fourth Amended and Restated 2018 Employee Share Purchase Plan of BeOne Medicines Ltd.;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of BeiGene, Ltd., and the financial statement schedule listed in Item 15, and the effectiveness of internal control over financial reporting of BeiGene, Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 27, 2025